                                                                 EXHIBIT 2(N)(2)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

New York, New York                                           ARTHUR ANDERSON LLP
October 8, 1997